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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the inclusion in this Registration Statement on Amendment No. 1 to Form S-1 and the related Prospectus of our report dated May 30, 1997 except as to Note 14 for which the date is October 31, 1997 on the financial statements of Brass Eagle/A Division of Daisy Manufacturing Company, Inc. and to the reference to our firm under the heading "Experts" included in this Registration Statement and the related Prospectus.


Oak Brook, Illinois
November 3, 1997



                                                CROWE CHIZEK AND COMPANY LLP